Exhibit 99.1

News Release

RAYONIER REPORTS THIRD QUARTER 2025 RESULTS

•Third quarter net income attributable to Rayonier of $43.2 million ($0.28 per share), pro forma net income of $50.2 million ($0.32 per share), and Adjusted EBITDA of $114.3 million.
•On track to achieve full-year Adjusted EBITDA at or above the higher end of prior guidance range.
•Quarter-end cash balance of $919.6 million provides significant future capital allocation flexibility.
•Repurchased 1,226,384 shares for $30.1 million, or $24.55 per share, during the quarter.
•Trading segment eliminated following sale of New Zealand joint venture interest; current and prior period results recast into Southern Timber and Pacific Northwest Timber segments.
•On October 14, Rayonier announced a merger of equals with PotlatchDeltic; transaction expected to close in late first quarter or early second quarter 2026.
WILDLIGHT, FL — November 5, 2025 — Rayonier Inc. (NYSE:RYN) today reported third quarter net income attributable to Rayonier of $43.2 million, or $0.28 per share, on revenues of $177.5 million. This compares to net income attributable to Rayonier of $28.8 million, or $0.19 per share, on revenues of $124.1 million in the prior year quarter.
The third quarter results included a $7.0 million asset impairment charge1 associated with a fair value assessment of certain real estate assets that were part of the Pope Resources acquisition in 2020. Excluding this item and adjusting for pro forma net income adjustments attributable to noncontrolling interests,2 third quarter pro forma net income3 was $50.2 million, or $0.32 per share. This compares to pro forma net income3 of $11.1 million, or $0.07 per share, in the prior year period.
The following table summarizes the current quarter and comparable prior year period results:

	Three Months Ended
(millions of dollars, except earnings per share (EPS))	September 30, 2025		September 30, 2024
	$	EPS	$	EPS

Revenues	$177.5		$124.1

Net income attributable to Rayonier	$43.2	$0.28	$28.8	$0.19
Asset impairment charge[1]	7.0	0.05	—	—
Income from operations of discontinued operations, net of tax[4]	—	—	(8.2)	(0.05)
Net recovery on legal settlements[5]	—	—	(12.0)	(0.08)
Costs related to disposition initiatives[6]	—	—	0.7	—
Pension settlement charge[7]	—	—	0.3	—
Pro forma net income adjustments attributable to noncontrolling interests[2]	(0.1)	—	1.5	0.01
Pro forma net income[3]	$50.2	$0.32	$11.1	$0.07

Third quarter operating income was $41.7 million versus $18.8 million in the prior year period, while third quarter pro forma operating income3 was $48.8 million versus $19.5 million in the prior year period. Third quarter Adjusted EBITDA3 was $114.3 million versus $57.2 million in the prior year period.
1 Rayonier Way, Wildlight, FL 32097 904-357-9100

The following table summarizes operating income, pro forma operating income,3 and Adjusted EBITDA3 for the current quarter and comparable prior year period. All periods presented have been retrospectively adjusted to recast the historical results of the former Trading segment (which is no longer reported separately due to lack of materiality following the completion of the New Zealand Disposition) into the Southern Timber and Pacific Northwest Timber segments.

	Three Months Ended September 30,
	Operating Income		Pro forma Operating Income[3]		Adjusted EBITDA[3]
(millions of dollars)	2025	2024	2025	2024	2025	2024
Southern Timber	$22.5	$19.8	$22.5	$19.8	$42.7	$37.9
Pacific Northwest Timber	1.8	0.8	1.8	0.8	6.4	8.7
Real Estate	26.4	8.6	33.5	8.6	73.8	19.9
Corporate and Other	(9.0)	(10.4)	(9.0)	(9.8)	(8.6)	(9.3)
Total	$41.7	$18.8	$48.8	$19.5	$114.3	$57.2

Year-to-date cash provided by operating activities was $204.9 million versus $173.8 million in the prior year period. Year-to-date cash available for distribution (CAD)3 was $153.5 million, which increased $76.4 million versus the prior year period due to higher Adjusted EBITDA3 ($51.1 million), lower cash interest paid (net) ($20.1 million), and lower capital expenditures ($5.2 million).
“During the third quarter, we generated total Adjusted EBITDA of $114.3 million—roughly doubling the prior year period—as stronger results in our Real Estate and Southern Timber segments were partially offset by lower results in our Pacific Northwest Timber segment,” said Mark McHugh, President and CEO.
“Third quarter Adjusted EBITDA in our Real Estate segment outperformed our expectations going into the period due to the successful closing of several significant transactions. In our Southern Timber segment, Adjusted EBITDA improved 13% versus the prior year quarter, as a 24% increase in harvest volumes was partially offset by a 5% reduction in net stumpage realizations and lower pipeline easement revenues. In our Pacific Northwest Timber segment, Adjusted EBITDA declined 26% relative to the prior year quarter, as a 34% reduction in harvest volumes was partially offset by lower costs and modestly improved pricing.”
“Overall, we now expect total full-year Adjusted EBITDA to be at or above the higher end of our prior guidance range, as further detailed later in this release.”
“On October 14, we were pleased to announce a merger of equals with PotlatchDeltic. We believe this combination will create a premier land resources company that will be well-positioned to create shareholder value over the long term. The transaction is expected to close in late first quarter or early second quarter 2026.”
Southern Timber
Third quarter sales of $66.8 million increased $4.4 million, or 7%, versus the prior year period. Harvest volumes increased 24% to 1.94 million tons versus 1.57 million tons in the prior year period, as production improved due to drier weather conditions and increased demand for green logs as salvage operations in our Atlantic region subsided. Average pine sawtimber stumpage realizations decreased 3% to $26.73 per ton versus $27.46 per ton in the prior year period due to a combination of softer demand from Southern sawmills and lingering effects on log pricing following significant salvage activity earlier this year. Average pine pulpwood stumpage realizations decreased 20% to $13.77 per ton versus $17.21 per ton in the prior year period, driven by softer demand from pulp mills following recent mill closures, the lingering effects of salvage activity, and a less favorable geographic mix. Overall, weighted-average net stumpage realizations (including hardwood) decreased 5% to $19.81 per ton versus $20.77 per ton in the prior year period, as lower pulpwood pricing was partially offset by a higher proportion of sawtimber volume. Operating income of $22.5 million
1 Rayonier Way, Wildlight, FL 32097 904-357-9100

increased $2.8 million versus the prior year period due to higher volumes ($3.7 million), lower depletion expense ($1.9 million), and lower costs ($0.4 million), partially offset by lower net stumpage realizations ($1.8 million) and lower non-timber income ($1.5 million).
Third quarter Adjusted EBITDA3 of $42.7 million was 13%, or $4.8 million, above the prior year period.
Pacific Northwest Timber
Third quarter sales of $19.9 million decreased $11.7 million, or 37%, versus the prior year period. Harvest volumes decreased 34% to 210,000 tons versus 319,000 tons in the prior year period, primarily due to the impact of the Large Dispositions completed in the fourth quarter of 2024. Average delivered prices for domestic sawtimber increased 5% to $100.16 per ton versus $95.27 per ton in the prior year period, primarily due to a favorable species mix. Average delivered pulpwood prices increased 20% to $36.12 per ton versus $30.14 per ton in the prior year period, primarily due to reduced sawmill residuals on the market. Operating income of $1.8 million increased $0.9 million versus the prior year period due to lower costs ($1.6 million), lower depletion expense ($0.6 million), higher net stumpage realizations ($0.1 million), and higher non-timber income ($0.1 million), partially offset by lower volumes ($1.4 million).
Third quarter Adjusted EBITDA3 of $6.4 million was 26%, or $2.3 million, below the prior year period.
Real Estate
Third quarter sales of $90.8 million increased $60.7 million versus the prior year period, while operating income of $26.4 million increased $17.8 million versus the prior year period. Sales and operating income increased versus the prior year period primarily due to higher acres sold (23,348 acres sold versus 2,916 acres sold in the prior year period) partially offset by lower weighted-average prices ($3,486 per acre versus $8,835 per acre in the prior year period).
Improved Development sales of $20.6 million included $16.5 million from the Wildlight development project north of Jacksonville, Florida, $3.7 million from the Heartwood development project south of Savannah, Georgia, and $0.4 million from the sale of a two-acre commercial-use parcel in Kitsap County, Washington ($206,000 per acre). Sales in Wildlight consisted of three residential pod sales totaling 212 acres ($78,000 per acre), while sales in Heartwood consisted of a 14-acre parcel for a senior living community ($271,000 per acre). This compares to Improved Development sales of $12.0 million in the prior year period.
Rural sales of $7.3 million consisted of 1,520 acres at an average price of $4,811 per acre. This compares to prior year period sales of $13.8 million, which consisted of 2,800 acres at an average price of $4,916 per acre.
Timberland & Non-Strategic sales of $53.5 million consisted of a 21,601-acre transaction in Florida sold to a conservation-oriented buyer for $2,477 per acre. This property was deemed non-strategic due to its low plantability, young age-class distribution, and distance from core holdings in the region. There were no Timberland & Non-Strategic sales in the prior year period.
Third quarter Adjusted EBITDA3 of $73.8 million increased $53.9 million versus the prior year period.
Other Items
Third quarter corporate and other operating expenses of $9.0 million decreased $1.4 million versus the prior year period, primarily due to lower compensation and benefits expenses and $0.7 million of costs related to disposition initiatives in the prior year quarter.
Third quarter interest expense of $6.8 million decreased $2.4 million versus the prior year period, primarily due to lower average outstanding debt. Third quarter interest income of $9.8 million increased $8.7 million versus the prior year period, primarily due to a higher cash balance following the Large Dispositions completed in late 2024 and the sale of the Company’s New Zealand joint venture interest in the second quarter of 2025.

1 Rayonier Way, Wildlight, FL 32097 904-357-9100

Share Repurchases
During the third quarter, the Company repurchased approximately 1.2 million shares at an average price of $24.55 per share, or $30.1 million in total. As of September 30, 2025, the Company had approximately 153.9 million common shares outstanding, 1.7 million redeemable operating partnership units outstanding, and $232.3 million remaining on its current share repurchase authorization.
Outlook
“Based on our year-to-date results and our expectations for the fourth quarter, we now expect that full-year Adjusted EBITDA and pro forma EPS will be at or above the higher end of our prior guidance range,” added McHugh. “In our Southern Timber segment, we expect that full-year Adjusted EBITDA will be modestly below our prior guidance range due to continued softness in end-market demand and lower anticipated harvest volumes. In our Pacific Northwest Timber segment, we expect full-year Adjusted EBITDA toward the lower end of our prior guidance range, as the anticipated improvement in lumber markets following the increase in duties on Canadian lumber imports has been slower to materialize than previously expected. In our Real Estate segment, we expect full-year Adjusted EBITDA to exceed the high end of our prior guidance range based on our strong third quarter results and our transaction pipeline for the remainder of the year.”
“We currently anticipate fourth quarter net income attributable to Rayonier of $13 to $17 million, EPS of $0.08 to $0.11, pro forma EPS of $0.11 to $0.14, and Adjusted EBITDA of $50 to $60 million.”
Conference Call
A conference call and live audio webcast will be held on Thursday, November 6, 2025 at 10:00 AM (ET) to discuss these results.
Access to the live audio webcast will be available at www.rayonier.com. A replay of the webcast will be archived on the Company’s website and available shortly after the call.
Investors may listen to the conference call by dialing 888-604-9366 (domestic) or 517-308-9338 (international), passcode: RAYONIER. A replay of the conference call will be available one hour following the call until Saturday, December 6, 2025, by dialing 800-510-0118 (domestic) or 203-369-3808 (international), passcode: 1142.
Complimentary copies of Rayonier press releases and other financial documents are also available by calling (904) 357-9100.
1"Asset impairment charge” reflects an impairment charge recognized on certain real estate assets located in Washington, which were acquired in the 2020 merger with Pope Resources.
2"Pro forma net income adjustments attributable to noncontrolling interests" are the proportionate share of pro forma items that are attributable to noncontrolling interests.
3"Pro forma net income," "Pro forma operating income (loss)," "Adjusted EBITDA" and "CAD" are non-GAAP measures defined and reconciled to GAAP in the attached exhibits.
4"Income from operations of discontinued operations, net of tax" includes income generated by the Company’s New Zealand joint venture interest, which was classified as discontinued operations prior to its June 30, 2025 disposition.
5"Net recovery on legal settlements" reflects the net gain from litigation regarding insurance claims.
6"Costs related to disposition initiatives" include legal, advisory, and other due diligence costs incurred in connection with the Company’s asset disposition plan, which was announced in November 2023.
7"Pension settlement charge” reflects the net loss recognized in connection with the termination and settlement of the Company’s pension plans.
About Rayonier
Rayonier is a leading timberland real estate investment trust with assets located in some of the most productive softwood timber growing regions in the United States. As of September 30, 2025, Rayonier owned or leased under long-term agreements approximately 2.0 million acres of timberlands located in the U.S. South (1.72 million acres) and U.S. Pacific Northwest (307,000 acres). More information is available at www.rayonier.com. ___________________________________________________________________________________________________
1 Rayonier Way, Wildlight, FL 32097 904-357-9100

Forward-Looking Statements - Certain statements in this press release regarding anticipated financial outcomes including Rayonier’s earnings guidance, if any, business and market conditions, outlook, expected dividend rate, acquisition and disposition activity, including the ability to realize the intended benefits of our proposed merger with PotlatchDeltic Corporation and the risk that we may fail to complete the proposed merger on the terms contemplated or at all, expected harvest schedules, timberland acquisitions and dispositions, the anticipated benefits of Rayonier’s business strategies, including the recent sale of the entities holding Rayonier’s interest in the New Zealand joint venture and the anticipated use of proceeds from such sale, and other similar statements relating to Rayonier’s future events, developments or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,” “project,” “anticipate” and other similar language. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. While management believes that these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements.
The following important factors, among others, could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document: our ability to obtain the intended benefits of our proposed merger with PotlatchDeltic Corporation, including future financial and operating results; the expected timing and likelihood of completion of the proposed merger, including the ability for both PotlatchDeltic Corporation and us to obtain shareholder approvals; our ability to obtain required government and regulatory approvals in connection with the proposed merger (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed merger); the cyclical and competitive nature of the industries in which we operate; fluctuations in demand for, or supply of, our forest products and real estate offerings, including any further downturn in the housing market; entry of new competitors into our markets; changes in global economic conditions and geopolitical tensions, including the war in Ukraine and remaining tensions in the Middle East; business disruptions arising from public health crises and outbreaks of communicable diseases; the uncertainties of potential impacts of climate-related initiatives; the cost and availability of third-party logging and trucking services; the geographic concentration of a significant portion of our timberland; our ability to identify, finance and complete timberland acquisitions and/or to complete dispositions; changes in environmental laws and regulations regarding timber harvesting, delineation of wetlands, endangered species and development of real estate generally, that may restrict or adversely impact our ability to conduct our business, or increase the cost of doing so; adverse weather conditions, natural disasters and other catastrophic events such as hurricanes, wind storms and wildfires; the lengthy, uncertain and costly process associated with the ownership, entitlement and development of real estate, especially in Florida and Washington, including changes in law, policy and political factors beyond our control; the availability and cost of financing for real estate development and mortgage loans; changes in tariffs, taxes or treaties relating to the import and export of our products, our customers’ products or those of our and our customers’ competitors; changes in key management and personnel; and our ability to meet all necessary legal requirements to continue to qualify as a real estate investment trust (“REIT”) and changes in tax laws that could adversely affect beneficial tax treatment.
For additional factors that could impact future results, please see Item 1A - Risk Factors in the Company’s most recent Annual Report on Form 10-K and similar discussion included in other reports that we subsequently file with the Securities and Exchange Commission (the “SEC”). Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent reports filed with the SEC.

Non-GAAP Financial Measures - To supplement Rayonier’s financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Rayonier uses certain non-GAAP measures, including “cash available for distribution,” “pro forma operating income (loss),” “pro forma net income,” and “Adjusted EBITDA,” which are defined and further explained in this communication. Reconciliation of such measures to the nearest GAAP measures can also be found in this communication. Rayonier’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. These non-GAAP measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP.

Contact:
Investors/Media
Collin Mings
904-357-9100
investorrelations@rayonier.com
# # #
1 Rayonier Way, Wildlight, FL 32097 904-357-9100

RAYONIER INC. AND SUBSIDIARIES
CONDENSED STATEMENTS OF CONSOLIDATED INCOME
September 30, 2025 (unaudited)
(millions of dollars, except per share information)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2025	2025	2024	2025	2024
SALES	$177.5	$106.5	$124.1	$367.0	$337.4
Costs and Expenses
Cost of sales	(119.1)	(74.9)	(86.3)	(259.0)	(246.7)
Selling and general expenses	(17.0)	(16.9)	(18.3)	(50.6)	(57.9)
Other operating income (expense), net	0.3	(0.2)	(0.7)	(1.1)	(0.8)
OPERATING INCOME	41.7	14.5	18.8	56.3	32.0
Interest expense, net	(6.8)	(6.5)	(9.2)	(19.7)	(27.2)
Interest income	9.8	2.3	1.1	15.0	4.8
Other miscellaneous (expense) income, net	(1.0)	(0.5)	11.5	(3.4)	3.3
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	43.7	9.8	22.2	48.2	12.9
Income tax (expense) benefit	—	—	—	(0.3)	1.0
INCOME FROM CONTINUING OPERATIONS	43.7	9.8	22.2	47.9	13.9
(Loss) income from operations of discontinued operations, net of tax	—	(0.6)	8.2	1.9	21.9
Gain on sale of discontinued operations	—	404.4	—	404.4	—
INCOME FROM DISCONTINUED OPERATIONS	—	403.8	8.2	406.3	21.9
NET INCOME	43.7	413.6	30.4	454.2	35.8
Less: Net income attributable to noncontrolling interests in the Operating Partnership	(0.5)	(5.5)	(0.3)	(5.9)	(0.5)
Less: Net loss (income) attributable to noncontrolling interests in consolidated affiliates	—	0.6	(1.3)	0.2	(3.3)
NET INCOME ATTRIBUTABLE TO RAYONIER INC.	$43.2	$408.7	$28.8	$448.5	$32.0
EARNINGS PER COMMON SHARE
BASIC EARNINGS PER SHARE ATTRIBUTABLE TO RAYONIER INC.
Continuing Operations	$0.28	$0.06	$0.15	$0.31	$0.09
Discontinued Operations	—	$2.57	$0.05	$2.60	$0.12
Net Income	$0.28	$2.63	$0.19	$2.90	$0.22
DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO RAYONIER INC.
Continuing Operations	$0.28	$0.06	$0.15	$0.30	$0.09
Discontinued Operations	—	$2.56	$0.05	$2.58	$0.12
Net Income	$0.28	$2.63	$0.19	$2.88	$0.21

Pro forma net income per share (a)	$0.32	$0.06	$0.07	$0.37	$0.07

Weighted Average Common Shares used for determining
Basic EPS	154,306,240	155,536,320	148,984,534	154,509,107	148,821,306
Diluted EPS (b)	156,364,684	157,727,916	151,292,994	157,543,437	151,312,818

(a)    Pro forma net income per share is a non-GAAP measure. See Schedule F for definition and reconciliation to the nearest GAAP measure.
(b)    Diluted earnings per share is calculated based on the weighted average number of shares of common stock outstanding combined with the incremental weighted average number of shares that would have been outstanding assuming all potentially dilutive securities (including Redeemable Operating Partnership Units) were converted into shares of common stock at the earliest date possible. As of September 30, 2025, there were 153,871,154 common shares and 1,742,337 Redeemable Operating Partnership Units outstanding.
A

RAYONIER INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
September 30, 2025 (unaudited)
(millions of dollars)

	September 30,	December 31,
	2025	2024
Assets
Cash and cash equivalents	$919.6	$303.1
Restricted cash, current	—	19.4
Assets held for sale	3.4	5.4
Current assets of discontinued operations	—	47.3
Other current assets	50.0	61.7
Timber and timberlands, net of depletion and amortization	2,313.0	2,384.3
Higher and better use timberlands and real estate development investments	109.5	109.6
Property, plant and equipment	38.4	35.7
Less - accumulated depreciation	(20.4)	(18.3)
Net property, plant and equipment	18.0	17.4
Restricted cash, non-current	0.7	0.7
Right-of-use assets	18.2	18.6
Non-current assets of discontinued operations	—	428.6
Other assets	59.5	78.3
	$3,491.9	$3,474.4
Liabilities, Noncontrolling Interests in the Operating Partnership and Shareholders’ Equity
Current maturities of long-term debt	200.0	—
Dividend and distribution payable	—	271.8
Current liabilities of discontinued operations	—	47.3
Other current liabilities	82.6	69.6
Long-term debt	845.1	1,044.4
Long-term lease liability	15.6	16.3
Non-current liabilities of discontinued operations	—	170.8
Other non-current liabilities	23.7	21.9
Noncontrolling interests in the Operating Partnership	46.2	51.8
Total Rayonier Inc. shareholders’ equity	2,278.7	1,769.3
Noncontrolling interests in consolidated affiliates	—	11.2
Total shareholders’ equity	2,278.7	1,780.5
	$3,491.9	$3,474.4

B

RAYONIER INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
September 30, 2025 (unaudited)
(millions of dollars, except share information)

	Common Shares		Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Noncontrolling Interests in Consolidated Affiliates	Shareholders’ Equity
	Shares	Amount
Balance, January 1, 2025	148,536,643	$1,522.5	$257.2	($10.4)	$11.2	$1,780.5
Loss from continuing operations	—	—	(5.6)	—	—	(5.6)
Income from discontinued operations	—	—	2.1	—	0.4	2.5
Net loss attributable to noncontrolling interests in the Operating Partnership	—	—	0.1	—	—	0.1
Dividends ($0.2725 per share)	—	—	(42.7)	—	—	(42.7)
Issuance of common shares from special dividend (a)	7,560,983	200.4	—	—	—	200.4
Issuance of common shares under incentive stock plans	5,566	—	—	—	—	—
Stock-based incentive compensation	—	2.3	—	—	—	2.3
Repurchase of common shares made under repurchase program	(95,000)	—	(2.6)	—	—	(2.6)
Adjustment of noncontrolling interests in the Operating Partnership	—	—	(4.3)	—	—	(4.3)
Other (b)	(420)	—	—	(3.9)	(1.4)	(5.3)
Balance, March 31, 2025	156,007,772	$1,725.2	$204.2	($14.3)	$10.2	$1,925.3
Income from continuing operations	—	—	9.8	—	—	9.8
Income (loss) from discontinued operations	—	—	404.4	—	(0.6)	403.8
Net income attributable to noncontrolling interests in the Operating Partnership	—	—	(5.5)	—	—	(5.5)
Deconsolidation of discontinued operations	—	—	—	29.1	(10.8)	18.3
Dividends ($0.2725 per share)	—	—	(42.4)	—	—	(42.4)
Issuance of common shares under incentive stock plans	315,017	—	—	—	—	—
Stock-based incentive compensation	—	3.6	—	—	—	3.6
Repurchase of common shares made under repurchase program	(1,472,928)	—	(34.9)	—	—	(34.9)
Adjustment of noncontrolling interests in the Operating Partnership	—	—	9.5	—	—	9.5
Other (b)	(88,629)	(2.4)	—	15.9	1.2	14.7
Balance, June 30, 2025	154,761,232	$1,726.4	$545.1	$30.7	—	$2,302.2
Income from continuing operations	—	—	43.7	—	—	43.7
Net income attributable to noncontrolling interests in the Operating Partnership	—	—	(0.5)	—	—	(0.5)
Dividends ($0.2725 per share)	—	—	(42.6)	—	—	(42.6)
Issuance of common shares under incentive stock plans	2,010	—	—	—	—	—
Stock-based incentive compensation	—	2.6	—	—	—	2.6
Repurchase of common shares made under repurchase program	(1,226,384)	—	(30.1)	—	—	(30.1)
Adjustment of noncontrolling interests in the Operating Partnership	—	—	(1.4)	—	—	(1.4)
Other (b)	334,296	8.1	—	(3.3)	—	4.8
Balance, September 30, 2025	153,871,154	$1,737.1	$514.2	$27.4	—	$2,278.7

C

	Common Shares		Retained Earnings	Accumulated Other Comprehensive Income	Noncontrolling Interests in Consolidated Affiliates	Shareholders’ Equity
	Shares	Amount
Balance, January 1, 2024	148,299,117	$1,497.7	$338.2	$24.6	$17.1	$1,877.6
Loss from continuing operations	—	—	(4.5)	—	—	(4.5)
Income from discontinued operations	—	—	5.9	—	0.9	6.8
Dividends ($0.285 per share)	—	—	(42.8)	—	—	(42.8)
Issuance of common shares under incentive stock plans	752	—	—	—	—	—
Stock-based incentive compensation	—	3.2	—	—	—	3.2
Adjustment of noncontrolling interests in the Operating Partnership	—	—	(0.3)	—	—	(0.3)
Other (b)	349,452	11.4	—	(2.2)	(3.6)	5.6
Balance, March 31, 2024	148,649,321	$1,512.3	$296.5	$22.4	$14.4	$1,845.6
Loss from continuing operations	—	—	(3.9)	—	—	(3.9)
Income from discontinued operations	—	—	5.8	—	1.1	6.9
Dividends ($0.285 per share)	—	—	(42.5)	—	—	(42.5)
Issuance of common shares under incentive stock plans	396,849	—	—	—	—	—
Stock-based incentive compensation	—	4.9	—	—	—	4.9
Adjustment of noncontrolling interests in the Operating Partnership	—	—	8.1	—	—	8.1
Other (b)	(66,752)	(2.2)	—	5.4	(1.2)	2.0
Balance, June 30, 2024	148,979,418	$1,515.0	$264.0	$27.8	$14.3	$1,821.1
Income from continuing operations	—	—	22.2	—	—	22.2
Income from discontinued operations	—	—	6.9	—	1.3	8.2
Net income attributable to noncontrolling interests in the Operating Partnership	—	—	(0.3)	—	—	(0.3)
Dividends ($0.285 per share)	—	—	(42.4)	—	—	(42.4)
Issuance of common shares under incentive stock plans	848	—	—	—	—	—
Stock-based incentive compensation	—	3.9	—	—	—	3.9
Adjustment of noncontrolling interests in the Operating Partnership	—	—	(6.5)	—	—	(6.5)
Other (b)	20,070	0.6	—	(4.2)	0.2	(3.4)
Balance, September 30, 2024	149,000,336	$1,519.5	$243.9	$23.6	$15.8	$1,802.8

(a)    Reflects the issuance of common shares related to the Company’s special dividend of $1.80 per common share, paid on January 30, 2025, to shareholders of record as of December 12, 2024. This dividend comprised a combination of cash and the Company’s common shares.
(b) Primarily includes shares purchased from employees in non-open market transactions to pay withholding taxes associated with the vesting of shares granted under the Company’s Incentive Stock Plan, pension and post-retirement benefit plan adjustments, foreign currency translation adjustments, mark-to-market adjustments of qualifying cash flow hedges, distributions to noncontrolling interests in consolidated affiliates and the allocation of other comprehensive income to noncontrolling interests in the Operating Partnership. The nine months ended September 30, 2025 and September 30, 2024 also includes the redemption of 345,113 and 434,376 Redeemable Operating Partnership Units, respectively, for an equal number of Rayonier Inc. common shares.

C

RAYONIER INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
September 30, 2025 (unaudited)
(millions of dollars)

	Nine Months Ended September 30,
	2025	2024
Cash provided by operating activities:
Net income	$454.2	$35.8
Depreciation, depletion and amortization from continuing operations	81.7	86.1
Depreciation, depletion and amortization from discontinued operations	9.1	20.6
Non-cash cost of land and improved development from continuing operations	40.0	16.2
Non-cash cost of land and improved development from discontinued operations	—	3.0
Gain on sale of discontinued operations	(404.4)	—
Asset impairment charge	7.0	—
Stock-based incentive compensation expense	8.5	12.0
Deferred income taxes	(2.6)	(4.2)
Other items to reconcile net income to cash provided by operating activities	15.8	6.1
Changes in working capital and other assets and liabilities	(4.4)	(1.8)
	204.9	173.8
Cash provided by (used for) investing activities:
Capital expenditures from continuing operations	(35.0)	(40.3)
Capital expenditures from discontinued operations	(7.1)	(12.9)
Real estate development investments	(11.9)	(19.1)
Net proceeds on sale of discontinued operations (a)	688.3	—
Net proceeds on sale of property, plant and equipment	4.1	—
Purchase of timberlands	—	(3.6)
Other	4.5	1.1
	642.9	(74.8)
Cash used for financing activities:
Dividends paid (b)	(195.4)	(158.1)
Distributions to noncontrolling interests in the Operating Partnership (c)	(2.5)	(2.2)
Repurchase of common shares made under repurchase program	(67.7)	—
Distributions to noncontrolling interests in consolidated affiliates	(3.1)	(5.5)
Net decrease in debt	—	(60.0)
Other	(3.3)	(4.1)
	(272.0)	(229.9)
Effect of exchange rate changes on cash and restricted cash	1.3	(0.3)
Cash, cash equivalents and restricted cash:
Change in cash, cash equivalents and restricted cash	577.1	(131.2)

Balance from continuing operations, beginning of year	323.1	180.4
Balance from discontinued operations, beginning of year	20.1	28.0
Total Balance, beginning of year	343.2	208.4

Balance from continuing operations, end of period	920.3	55.0
Balance from discontinued operations, end of period	—	22.2
Total Balance, end of period	$920.3	$77.2
(a)The nine months ended September 30, 2025 includes proceeds from the disposition of our New Zealand joint venture, net of closing adjustments, transaction costs, and $11.1 million of deconsolidated cash.
(b)The nine months ended September 30, 2025 includes an additional dividend of $1.80 per common share, consisting of a combination of cash and the Company’s common shares. The cash portion of $67.8 million was paid on January 30, 2025, to shareholders of record on December 12, 2024. The nine months ended September 30, 2024 includes an additional cash dividend of $0.20 per common share, totaling $29.8 million. The additional dividend was paid on January 12, 2024, to shareholders of record on December 29, 2023.
(c)The nine months ended September 30, 2025 includes an additional distribution of $1.80 per Redeemable Operating Partnership Unit, consisting of a combination of cash and the Company’s Redeemable Operating Partnership Units. The cash portion of $0.9 million was paid on January 30, 2025, to holders of record on December 12, 2024. The nine months ended September 30, 2024 includes an additional cash distribution of $0.20 per Redeemable Operating Partnership Unit, totaling $0.5 million. The additional distribution was paid on January 12, 2024, to holders of record on December 29, 2023.
D

RAYONIER INC. AND SUBSIDIARIES
BUSINESS SEGMENT SALES, OPERATING INCOME,
PRO FORMA OPERATING INCOME AND ADJUSTED EBITDA
September 30, 2025 (unaudited)
(millions of dollars)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2025	2025	2024	2025	2024
Sales
Southern Timber	$66.8	$53.3	$62.4	$171.1	$192.5
Pacific Northwest Timber	19.9	23.8	31.6	65.5	83.8
Real Estate	90.8	29.4	30.1	130.4	61.1
Sales	$177.5	$106.5	$124.1	$367.0	$337.4

Operating income (loss)
Southern Timber	$22.5	$12.6	$19.8	$45.3	$59.9
Pacific Northwest Timber	1.8	1.5	0.8	3.5	(5.0)
Real Estate	26.4	9.8	8.6	35.2	9.0
Corporate and Other	(9.0)	(9.3)	(10.4)	(27.7)	(31.9)
Operating income	$41.7	$14.5	$18.8	$56.3	$32.0

Pro forma operating income (loss) (a)
Southern Timber	$22.5	$12.6	$19.8	$45.3	$59.9
Pacific Northwest Timber	1.8	1.5	0.8	3.5	(5.0)
Real Estate	33.5	9.8	8.6	42.3	9.0
Corporate and Other	(9.0)	(9.3)	(9.8)	(26.6)	(31.1)
Pro forma operating income	$48.8	$14.5	$19.5	$64.5	$32.9

Adjusted EBITDA (a)
Southern Timber	$42.7	$28.4	$37.9	$98.1	$116.6
Pacific Northwest Timber	6.4	6.8	8.7	19.1	19.3
Real Estate	73.8	18.6	19.9	94.4	29.0
Corporate and Other	(8.6)	(8.9)	(9.3)	(25.4)	(29.8)
Adjusted EBITDA	$114.3	$44.9	$57.2	$186.2	$135.2
(a)Pro forma operating income (loss) and Adjusted EBITDA are non-GAAP measures. See Schedule F for definitions and reconciliations.

E

RAYONIER INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
September 30, 2025 (unaudited)
(millions of dollars, except per share information)

LIQUIDITY MEASURES:
	Nine Months Ended
	September 30,	September 30,
	2025	2024
Cash Provided by Operating Activities	$204.9	$173.8
Cash provided by operating activities from discontinued operations	(8.9)	(38.9)
Working capital and other balance sheet changes	(7.5)	(17.5)
Capital expenditures (a)	(35.0)	(40.3)
Cash Available for Distribution (b)	$153.5	$77.1

Net Income	$454.2	$35.8
Income from operations of discontinued operations, net of tax (c)	(1.9)	(21.9)
Gain on sale of discontinued operations (d)	(404.4)	—
Interest, net and miscellaneous expense	4.7	22.4
Income tax expense (benefit) (e)	0.3	(1.0)
Depreciation, depletion and amortization	81.7	86.1
Non-cash cost of land and improved development	40.0	16.2
Non-operating expense (income) (f)	3.4	(3.3)
Asset impairment charge (g)	7.0	—
Restructuring charges (h)	1.1	—
Costs related to disposition initiatives (i)	—	0.8
Adjusted EBITDA (j)	$186.2	$135.2
Cash interest received (paid), net (k)	2.6	(17.5)
Cash taxes paid	(0.3)	(0.3)
Capital expenditures (a)	(35.0)	(40.3)
Cash Available for Distribution (b)	$153.5	$77.1

Cash Available for Distribution (b)	$153.5	$77.1
Real estate development investments	(11.9)	(19.1)
Cash Available for Distribution after real estate development investments	$141.6	$58.1

PRO FORMA NET INCOME (l):
	Three Months Ended						Nine Months Ended
	September 30, 2025		June 30, 2025		September 30, 2024		September 30, 2025		September 30, 2024
	$	Per Diluted Share	$	Per Diluted Share	$	Per Diluted Share	$	Per Diluted Share	$	Per Diluted Share
Net Income Attributable to Rayonier Inc.	$43.2	$0.28	$408.7	$2.63	$28.8	$0.19	$448.5	$2.88	$32.0	$0.21
Loss (income) from operations of discontinued operations, net of tax (c)	—	—	0.6	—	(8.2)	(0.05)	(1.9)	(0.01)	(21.9)	(0.15)
Gain on sale of discontinued operations (d)	—	—	(404.4)	(2.56)	—	—	(404.4)	(2.57)	—	—
Asset impairment charge (g)	7.0	0.05	—	—	—	—	7.0	0.04	—	—
Restructuring charges (h)	—	—	—	—	—	—	1.1	0.01	—	—
Net (recovery) cost on legal settlements (m)	—	—	—	—	(12.0)	(0.08)	1.7	0.01	(9.6)	(0.06)
Costs related to disposition initiatives (i)	—	—	—	—	0.7	—	—	—	0.8	0.01
Pension settlement charges, net of tax (n)	—	—	—	—	0.3	—	—	—	4.8	0.03
Pro forma net income adjustments attributable to noncontrolling interests (o)	(0.1)	—	4.8	—	1.5	0.01	5.1	—	3.7	0.02
Pro Forma Net Income	$50.2	$0.32	$9.6	$0.06	$11.1	$0.07	$57.1	$0.37	$9.8	$0.07

F

PRO FORMA OPERATING INCOME AND ADJUSTED EBITDA (p) (j):

Three Months Ended	Southern Timber	Pacific Northwest Timber	Real Estate	Corporate and Other	Total
September 30, 2025
Operating income	$22.5	$1.8	$26.4	($9.0)	$41.7
Asset impairment charge (g)	—	—	7.0	—	7.0
Pro forma operating income	$22.5	$1.8	$33.5	($9.0)	$48.8
Depreciation, depletion and amortization	20.1	4.6	9.6	0.4	34.8
Non-cash cost of land and improved development	—	—	30.7	—	30.7
Adjusted EBITDA	$42.7	$6.4	$73.8	($8.6)	$114.3

June 30, 2025
Operating income	$12.6	$1.5	$9.8	($9.3)	$14.5
Depreciation, depletion and amortization	15.8	5.4	1.9	0.4	23.4
Non-cash cost of land and improved development	—	—	6.9	—	6.9
Adjusted EBITDA	$28.4	$6.8	$18.6	($8.9)	$44.9

September 30, 2024
Operating income	$19.8	$0.8	$8.6	($10.4)	$18.8
Costs related to disposition initiatives (i)	—	—	—	0.7	0.7
Pro forma operating income	$19.8	$0.8	$8.6	($9.8)	$19.5
Depreciation, depletion and amortization	18.1	7.8	1.5	0.4	27.9
Non-cash cost of land and improved development	—	—	9.8	—	9.8
Adjusted EBITDA	$37.9	$8.7	$19.9	($9.3)	$57.2

PRO FORMA OPERATING INCOME (LOSS) AND ADJUSTED EBITDA (p) (j):

Nine Months Ended	Southern Timber	Pacific Northwest Timber	Real Estate	Corporate and Other	Total
September 30, 2025
Operating income	$45.3	$3.5	$35.2	($27.7)	$56.3
Asset impairment charge (g)	—	—	7.0	—	7.0
Restructuring charges (h)	—	—	—	1.1	1.1
Pro forma operating income	$45.3	$3.5	$42.3	($26.6)	$64.5
Depreciation, depletion and amortization	52.8	15.6	12.1	1.3	81.7
Non-cash cost of land and improved development	—	—	40.0	—	40.0
Adjusted EBITDA	$98.1	$19.1	$94.4	($25.4)	$186.2

September 30, 2024
Operating income (loss)	$59.9	($5.0)	$9.0	($31.9)	$32.0
Costs related to disposition initiatives (i)	—	—	—	0.8	0.8
Pro forma operating income (loss)	$59.9	($5.0)	$9.0	($31.1)	$32.9
Depreciation, depletion and amortization	56.7	24.3	3.8	1.3	86.1
Non-cash cost of land and improved development	—	—	16.2	—	16.2
Adjusted EBITDA	$116.6	$19.3	$29.0	($29.8)	$135.2

(a)“Capital expenditures” exclude timberland acquisitions of $3.6 million during the nine months ended September 30, 2024.
(b)“Cash Available for Distribution” (CAD) is defined as cash provided by operating activities adjusted for capital spending (excluding timberland acquisitions and real estate development investments) and working capital and other balance sheet changes. CAD is a non-GAAP measure of cash generated during a period that is available for common share dividends, distributions to Operating Partnership unitholders, repurchase of the Company's common shares, debt reduction, timberland acquisitions and real estate development investments. CAD is not necessarily indicative of the CAD that may be generated in future periods.
(c)“Income (loss) from operations of discontinued operations, net of tax” includes income (loss) generated by the Company’s New Zealand joint venture interest, which was classified as discontinued operations prior to its June 30, 2025 disposition.
(d)“Gain on sale of discontinued operations" reflects the net gain recognized on the sale of the Company’s New Zealand joint venture interest.
(e)The nine months ended September 30, 2024 includes a $1.2 million income tax benefit related to the pension settlement.
(f)The nine months ended September 30, 2025 includes $1.7 million of net costs associated with legal settlements. The nine months ended September 30, 2024 includes $9.6 million of net recoveries associated with legal settlements, which is partially offset by $6.0 million of pension settlement charges.

F

(g)“Asset impairment charge” reflects an impairment charge recognized on certain real estate assets located in Washington, which were acquired in the 2020 merger with Pope Resources.
(h)“Restructuring charges” include severance costs related to workforce optimization initiatives.
(i)“Costs related to disposition initiatives” include legal, advisory, and other due diligence costs incurred in connection with the Company’s asset disposition plan, which was announced in November 2023.
(j)“Adjusted EBITDA” is defined as earnings before interest, taxes, depreciation, depletion, amortization, the non-cash cost of land and improved development, non-operating expense (income), income (loss) from operations of discontinued operations, gain on sale of discontinued operations, asset impairment charges, restructuring charges, costs related to disposition initiatives and Large Dispositions. Adjusted EBITDA is a non-GAAP measure that management uses to make strategic decisions about the business and that investors can use to evaluate the operational performance of the assets under management. It excludes specific items that management believes are not indicative of the Company’s ongoing operating results.
(k)“Cash interest received (paid), net” includes patronage refunds received of $7.9 million and $8.3 million during the nine months ended September 30, 2025 and September 30, 2024, respectively. In addition, cash interest received (paid), net includes cash interest received of $15.0 million and $4.8 million during the nine months ended September 30, 2025 and September 30, 2024, respectively.
(l)“Pro forma net income” is defined as net income attributable to Rayonier Inc. adjusted for its proportionate share of income (loss) from operations of discontinued operations (net of tax), gain on sale of discontinued operations, asset impairment charges, net (recoveries) costs associated with legal settlements, restructuring charges, pension settlement charges, costs related to disposition initiatives and Large Dispositions. Rayonier believes that this non-GAAP financial measure provides investors with useful information to evaluate our core business operations because it excludes specific items that are not indicative of the Company’s ongoing operating results.
(m)“Net (recovery) cost on legal settlements” reflects the net (gain) loss from litigation regarding insurance claims.
(n)“Pension settlement charges, net of tax" reflects the net loss recognized in connection with the termination and settlement of the Company’s pension plans.
(o)“Pro forma net income adjustments attributable to noncontrolling interests” are the proportionate share of pro forma items that are attributable to noncontrolling interests.
(p)“Pro forma operating income (loss)” is defined as operating income (loss) adjusted for asset impairment charges, restructuring charges, costs related to disposition initiatives and Large Dispositions. Rayonier believes that this non-GAAP financial measure provides investors with useful information to evaluate our core business operations because it excludes specific items that are not indicative of the Company’s ongoing operating results.

F

RAYONIER INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA GUIDANCE
September 30, 2025 (unaudited)

ADJUSTED EBITDA GUIDANCE (a):

	4Q 2025 Guidance
	Low		High
Net Income to Adjusted EBITDA Reconciliation
Net income	$12.7	-	$17.2
Less: Net income attributable to noncontrolling interests in the Operating Partnership	(0.2)	-	(0.2)
Net income attributable to Rayonier Inc.	$12.5	-	$17.0
Add: Costs related to merger with PotlatchDeltic (b)	4.8	-	4.8
Pro Forma Net Income (c)	$17.3	-	$21.8

Interest expense, net	6.0	-	7.0
Interest and other miscellaneous income, net	(9.0)	-	(10.0)
Depreciation, depletion and amortization	22.0	-	26.0
Non-cash cost of land and improved development	13.5	-	15.0
Net income attributable to noncontrolling interests	0.2	-	0.2
Adjusted EBITDA	$50.0	-	$60.0

Diluted Earnings per Share	$0.08	-	$0.11

Pro forma Diluted Earnings per Share	$0.11	-	$0.14

(a)“Adjusted EBITDA” is defined as earnings before interest, taxes, depreciation, depletion, amortization, the non-cash cost of land and improved development, non-operating expense, costs related to the merger with PotlatchDeltic and Large Dispositions. Adjusted EBITDA is a non-GAAP measure that management uses to make strategic decisions about the business and that investors can use to evaluate the operational performance of the assets under management. It excludes specific items that management believes are not indicative of the Company’s ongoing operating results.
(b)“Costs related to merger with PotlatchDeltic” include legal, accounting, due diligence, consulting and other costs related to the previously announced definitive merger agreement with PotlatchDeltic, which is expected to close in late first quarter or early second quarter 2026. These costs reflect only expenses paid to date and are expected to increase prior to quarter-end.
(c)“Pro forma net income” is defined as net income attributable to Rayonier Inc. adjusted for costs related to the merger with PotlatchDeltic and Large Dispositions. Rayonier believes that this non-GAAP financial measure provides investors with useful information to evaluate our core business operations because it excludes specific items that are not indicative of the Company’s ongoing operating results.

G